Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers", "Financial Highlights" and "Independent Registered Public Accounting Firm" in each of the Prospectuses and "Miscellaneous Information - Independent Registered Public Accounting Firm" in each of the Statements of Additional Information, and to the incorporation by reference of our report dated October 26, 2010 on the August 31, 2010 financial statements of the Guggenheim BRIC ETF, Guggenheim Defensive Equity ETF, Guggenheim Insider Sentiment ETF, Guggenheim International Small Cap LDRs ETF, Guggenheim Mid-Cap Core ETF, Guggenheim Multi-Asset Income ETF, Guggenheim Ocean Tomo Growth Index ETF, Guggenheim Ocean Tomo Patent ETF, Guggenheim Raymond James SB-1 Equity ETF, Guggenheim Sector Rotation ETF, Guggenheim Spin-Off ETF, Wilshire 4500 Completion ETF, Wilshire 5000 Total Market ETF, Wilshire Micro-Cap ETF and Wilshire US REIT ETF in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 112 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551) and Amendment No. 115 under the Investment Company Act of 1940 (Registration No. 811-21906).


/s/ Ernst & Young LLP

Chicago, Illinois
December 22, 2010